UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2015

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 17, 2015, Autoliv, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter of 2015. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. This press release contains certain references to financial measures identified as “organic sales,” “operating margin (excluding certain costs),” “operating working capital,” “adjusted EPS,” “net debt (cash)” and “leverage ratio,” all of which are adjustments from comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP, and management believes that these financial presentations provide useful supplemental information, which is important to a proper understanding by investors of the Company’s core business results. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies. For an explanation of the reasons why management uses these figures, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with SEC on February 19, 2015.

Item 7.01	Regulation FD Disclosure

On July 17, 2015, the Company issued a press release announcing its financial results for the second quarter of 2015. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Form 8-K and the exhibit attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated July 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Fredrik Peyron
Name:	Fredrik Peyron
Title:	Group Vice President – Legal Affairs General Counsel and Secretary

Date: July 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated July 17, 2015.